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                                                                   EXHIBIT 10.11

                            [LETTERHEAD OF TELEFLORA]

                                                                   Gregg Coccari
                                                                       President

December 4, 1998

Mr. Bill Tobin
PC Flowers and Gifts
2001 West Main Street, Suite 175
Stamford, Connecticut 06902

Dear Bill:

This is to confirm our agreement made on 12/4/98:

Teleflora allows PC Flowers to carry our product line on your internet web site only. PC Flowers will not use any Teleflora products in any catalogs. PC Flowers must place the Teleflora logo on each Teleflora product picture which is utilized on the web site. PC Flowers can only use the Teleflora product under the PC Flowers name.

Teleflora will pay PC Flowers a $4 rebate for orders sent through your web site. These orders will be sent over Teleflora's Dove network when the universal interface is completed. In the interim period, these orders can be sent Mercury.

We will be having a representative contact you to complete the necessary paperwork to become a Teleflora member.

We look forward to doing business with PC Flowers.

Sincerely,

/s/ Gregg Coccari

Gregg Coccari
President